EXHIBIT 10.45

                      FIRST MODIFICATON TO LEASE AGREEMENT

      THIS FIRST MODIFICATION TO. LEASE AGREEMENT is made this 31 day of October, 2003 by and between 51 JAMES WAY, L.L.C., having an address in care of The Donato Group, 80 Corbett Way, Eatontown, New Jersey 07724 (the "Landlord") and OSTEOTECH, INC., having an address of 51 James Way, Eatontown, New Jersey 07723 (the "Tenant").

                               W I T N E S S E T H

      WHEREAS, John Donato, Jr., d/b/a Mid Atlantic Industrial Co., as predecessor in interest to Landlord and Tenant entered into a lease dated October 20, 1994 (the "Lease") for the entire building of 38,400 square feet located at 51 James Way in the Borough of Eatontown, Monmouth County, New Jersey on certain real property designated as Block 134, Lot 6.19 on the Tax Map of Eatontown, New Jersey (the "Property"); and

      WHEREAS, by Deed dated November 4, 1999, John Donato. Jr. conveyed his interest in the Property to Landlord; and

      WHEREAS, pursuant to the terms of the Lease, the term commenced on January 1, 1995 and is set to expire on December 31, 2004; and

      WHEREAS, pursuant to the Lease, Tenant has an option to extend the term of the Lease; and

      WHEREAS, the Landlord and Tenant have reached a mutual agreement for an extension of the term of the Lease effective October 1, 2003, notwithstanding the fact that the current Lease term is not set to expire until December 31 2004; and

      WHEREAS, the parties now wish to enter into this First Modification to Lease Agreement for purposes of memorializing and modifying certain changes.

      NOW, THEREFORE, in consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, the sum and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Article 1B is hereby deleted in its entirety. The parties acknowledge that Tenant previously acquired title to the Property identified therein and subsequently re-conveyed the Property to an affiliate of Landlord. As such, this provision is no longer applicable.

2. The parties hereto acknowledge that the Lease is hereby amended to extend the term to December 31, 2008.

3. Effective January 1, 2004, the Minimum Rental shall be increased to $15.00 psf, $576,000 per annum, on a triple net basis. Thereafter, the rent will increase on October 1 of each lease year by the rate of three (3%) percent over the prior Lease year's Minimum Rental. As such, the parties hereby confirm that the Minimum Rental shall be as follows:

        Period                    Annual Fixed Rent    Monthly Rent
        -----------------------------------------------------------
        1/01/04-12/31/04            $576,000.00         $48,000.00
        1/O1/05-12/31/05            $593,280.00         $49,440.OO
        1/01/06-12/31/06            $611,078.40         $50,923.20
        1/01/07-l2/31/07            $629,410.75         $52,450.90
        1/01/08-12/31/08            $648,293.07         $54,024.42

      In addition to the Minimum Rental, Tenant shall continue to pay to Landlord such other items of Additional Rent and other sums as set forth in the Lease.

4.    Article 3G is hereby amended to provide that Tenant shall only have one
      (1) remaining five (5) year option to renew the Lease at market rates, exercisable six (6) months prior to the expiration of the then current term (i.e. April 1, 2008) provided the Lease is not in default.

5. Landlord acknowledges that it is currently holding a security deposit in the amount of $21,984.00 pursuant to Article 36 of the Lease.

6. Article 41 of the Lease is hereby amended to provide that Landlord's address shall be as follows:

                51 James Way, LLC
                Attn: John Donato, Jr.
                80 Corbett Way
                Eatontown, NJ 07724

      With a copy to:

                Ansell Zaro Grimm & Aaron, PC
                Attn: Michael V. Benedetto, Esq.
                1500 Lawrence Avenue
                Ocean, NJ 07712

7. Article 46 of the Lease is hereby deleted in its entirety as Landlord has previously assigned the two (2) Leases identified therein and same is now inapplicable.

8. Except as expressly modified herein, the terms of the original Lease shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year first above written.

WITNESS:                              51 JAMES WAY, L.L.C. - Landlord


/s/ Vana S. Mayer                     By: /s/ John Donato, Jr.
-------------------------------           --------------------------------------
                                          John Donato, Jr., Managing Member


                                      OSTEOTECH, INC. - Tenant


/s/ Linda M. Savoca                   By: /s/ Michael Jeffries
-------------------------------           --------------------------------------
                                          Michael Jeffries, Exec. Vice President